UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  November 11, 2009

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events.

On November 11, 2009, Hewlett-Packard Company, a Delaware corporation (“HP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among HP, Colorado Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HP (“Merger Sub”), and 3Com Corporation, a Delaware corporation (“3Com”).  Pursuant to the Merger Agreement, Merger Sub will be merged with and into 3Com, and each outstanding share of 3Com common stock (other than shares as to which appraisal rights have been properly exercised) will be converted into the right to receive $7.90, without interest.

3Com and HP have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that 3Com (i) will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the merger, and (ii) subject to certain customary exceptions, that the Board of Directors of 3Com will recommend adoption by its stockholders of the Merger Agreement and will not solicit alternative business combination transactions.

The completion of the merger is subject to various conditions, including (i) approval of the Merger by the holders of a majority of the outstanding shares of 3Com common stock, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) clearance of the merger by the European Commission, (iv) receipt of certain other required regulatory approvals, and (v) other customary closing conditions.

The Merger Agreement contains certain termination rights for both HP and 3Com and further provides that, upon termination of the Merger Agreement under specified circumstances, 3Com may be required to pay HP a termination fee of $99 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Additional information and where to find it

3Com plans to file with the Securities and Exchange Commission and furnish to its stockholders a proxy statement in connection with the proposed merger.  The proxy statement will contain important information about the proposed merger and related matters.  Investors and stockholders are urged to read the proxy statement carefully when it becomes available.  Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by 3Com through the web site maintained by the SEC at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation, 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations, by telephone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information,” then on “SEC Filings”).

Participants in the solicitation

3Com and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from 3Com stockholders in connection with the acquisition. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 20, 2009 and HP’s Annual Report on Form 10-K filed on December 18, 2008. Information about 3Com’s directors and executive officers is set forth in 3Com’s proxy statement on Schedule 14A filed with the SEC on August 7, 2009 and 3Com’s Annual Report on Form 10-K filed on July 27, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that 3Com intends to file with the SEC.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, 3Com’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009. HP assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Agreement and Plan of Merger, dated as of November 11, 2009, by and among HP, Colorado Acquisition Corporation and 3Com (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 11, 2009	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement and Plan of Merger, dated as of November 11, 2009, by and among HP, Colorado Acquisition Corporation and 3Com (filed herewith).